Our Public Listing on NASDAQ

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If you are an existing U.S. Knightscope investor, please click the USA button and for non-U.S. investors please click the International button below to indicate your interest in share allocation for the upcoming public listing of Knightscope shares.


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Please Select USA Investors International Investors Investor FAQs SEC Filings Watch Video

We are proudly announcing that Knightscope will be filing with the U.S. Securities & Exchange Commission, to qualify an offering to raise up to $40 million in connection with an intended public listing on NASDAQ.

In a traditional IPO, what happens next is after the regulatory review, the Company would go on a 2-week roadshow, coordinated by investment bankers, and the majority, if not all, of the IPO shares would be bought by Wall Street and the allocation of these shares to Main Street retail investors just about disappears. If Main Street wants to buy them, you can just wait in line until the shares are listed and buy them along with everyone else in the public markets.

We don't think that this cookie cutter approach is right for us and our awesome stockholders that have stood by us through thick and thin. All 28,000 of you helped create Knightscope, and we believe it's only right to prioritize you and ensure you have the first chance to buy the shares in a public listing, and only after that, will we offer them to Wall Street and the general public. Repeat: Our investors, that supported us through this journey go first!

So, we are going to make it very easy for you to make your indications of interest for share allocation. If you are an existing U.S. Knightscope investor, please click the USA button and for those outside of the U.S. please click the International button. We've also included a lot of FAQs for you!

We hope you accept this gesture in the spirit it is intended. We are profoundly and eternally grateful for your unwavering support of the Knightscope team and we wanted to show you our appreciation by changing the public listing process to help make this all happen!

The Company is "Testing the Waters" under Regulation A under the Securities Act of 1933. The Company is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. The information in that offering statement will be more complete than the information the Company is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof. No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. The securities offered using Regulation A are highly speculative and involve significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. The Common Stock will not be listed on any national securities exchange. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. Knightscope, Inc. intends to list its securities on a national exchange and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

Updates



California Shopping Center Renews

Last updated on October 14, 2021

A popular outdoor shopping center in the San Francisco Bay Area has renewed its contract with Knightscope for a second year. The K5 ASR is used to assist the daytime security team and provide an extra set of eyes and ears as a force multiplier at night. The property is positioned in a high-traffic area alongside Interstate 880 and has annual average daily traffic of 220,000 cars per day. Knightscope is honored to continue protecting a property that serves so many people.



New Contract - Protecting the Official Parking for LAX

Last updated on October 12, 2021

Knightscope will soon be deploying 2 K5 and 1 K1 Autonomous Security Robots (ASRs) at the 4th busiest airport in the world and 2nd busiest in the United States, based on number of passengers – Los Angeles International Airport (LAX). According to official documents published by the Los Angeles World Airports Police Department, 770 property crimes occurred in 2018. Reducing the risk of short and long term parking helps relieve passengers stress when traveling and makes the overall experience more inviting for future travelers.



Texas Loves Robots

Last updated on October 7, 2021

We've signed another new client in Texas! A Dallas area hotel located just off DFW Airport will be using Knightscope's K5 Autonomous Security Robot (ASR) to help deter trespassers, auto break-ins and to conduct parking assessments/monitoring. In addition to normal hotel operations, this client also offers long-term, off-site parking for travelers, so ensuring the safety of their vehicles/valuables is paramount. We look forward to serving them well for many years to come!


PUBLIC SAFETY

Another BIG Renewal

Last updated on October 6, 2021

Casinos have proven to be one of our growing markets and best fitting use cases. Many thanks to this particular client for seeing the vision early on in 2018, and then promoting the use of Knightscope's technologies in the media and throughout the gaming industry. Pechanga Resort and Casino renewed its contract for a fourth year for this SIX robot deployment. They are an incredible client and we are thrilled to be part of their ongoing security and guest services programs.



New Client - California Distribution Center

Last updated on September 30, 2021

Knightscope is excited to announce it was selected to protect the distribution center of a Fortune500 manufacturer of hardware and industrial tools. We can't wait to see what graphics theme they choose!



New Contract - New State

Last updated on September 29, 2021

Hellooooo Tennessee, and welcome to the Knightscope family. The property owners of a 10-story parking structure in Nashville will be the first ones in the state of Tennessee to deploy a K5 Autonomous Security Robot. Keeping a close eye on their budget was an important driving factor in selecting Knightscope, which comes in at around $7.50 per hour. Monitoring their property for trespassers took priority among the features and capabilities offered and is where Knightscope has excelled with many of its Crime Fighting Wins. We are really looking forward to this Music City deployment.


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Third Renewal for Real Estate Operator

Last updated on September 16, 2021

A West Coast real estate fund manager that has acquired over 20 properties signed its third renewal for one of its California properties. Knightscope has been patrolling the four story parking structure of a 1,000,000 square foot, class "A" multi-tenant office campus in the San Francisco Bay Area. Knightscope's presence in the parking structure provides an added layer of security for this client while adding a positive talking point for prospective new tenants. We are proud that so many of our clients see the continued value and entrust us by renewing their contracts each year.



You Are Invited! 2021 Shareholder Meeting

Last updated on September 14, 2021

You are cordially invited to attend the Knightscope 2021 Shareholder Meeting being held online:
1pm PDT | 4pm EDT on Tue 21 Sep 2021

We will be making some key announcements so please be sure to RSVP below. See you soon!

RSVP



Global Pharmaceutical Company Renews Contract

Last updated on September 9, 2021

A recognizable pharmaceutical company responsible for manufacturing a variety of well-known pharmaceutical drugs, vaccines and animal-health products renewed its contract with Knightscope for the third consecutive year. Pharmaceutical companies develop highly lucrative IP, they handle large amounts of patient and healthcare data and as such are a prime target for criminals looking to compromise, steal and exploit information. Our K5 Autonomous Security Robot has patrolled the 5-story parking structure of their location keeping employees, visitors and their vehicles safe since 2019.



Winning Over Clients Year After Year

Last updated on September 2, 2021

One of the largest privately held real estate investors and managers in the world that originally deployed their K5 Autonomous Security Robot (ASR) in 2018 renewed their contract for a FOURTH year! The ASR patrols all nine stories of a downtown Denver parking structure that serves a high-end commercial high-rise. This deployment accounts for one of our many crime fighting successes where an attempted vehicle theft was caught in the act along with an attempted assault with a deadly weapon when they tried to run over the victim at the scene as well. All of the evidence was provided to authorities including video of the incident, suspects and license plate information. We are incredibly proud to have earned this client's loyalty and trust through the years while we continue to help keep them safe.


EMERGENCY

Hospital Client Renews for their FIFTH YEAR!

Last updated on August 31, 2021

One of our earliest clients, a well-known, California-based healthcare provider, renewed its contract to provide K5 patrol services at a hospital in Southern California for a fifth year. Hospital staff across the U.S. are rethinking the ways they secure their facilities, where violence is a leading cause of death or injury. In addition to creating hospital police agencies, technologies like Knightscope's are being used to help prevent crimes such as domestic violence, escalated gang activity, workplace violence or criminal mischief. Knightscope is proud to be a trusted part of this hospital's plan to create a safe place for its workers, patients and visitors.



Parking Provider at Major Airport Signs New Contract to Protect Passenger Vehicles

Last updated on August 26, 2021

We've all been there – we plan an extended vacation or trip of a lifetime and now the hunt is on to get a friend or family member to drop us off in time for our flight. If we can't find someone, then we struggle with having to use our travel cash to pay the outrageous Uber/cab fees to the airport or the most obvious solution, parking our own vehicle at the airport for the duration of the trip. Travel is already stressful enough, so Knightscope will soon be patrolling the long-term passenger parking lot of a major airport in the northeast in an effort to alleviate the worry of people returning to dents, scratched doors, cracked/broken windows, or a break-in. The K5 will provide extra eyes and ears on the ground to help build passenger confidence that someone, or something, is looking out for them.



New Contract in BioTech

Last updated on August 19, 2021

A Silicon Valley based biotech company focused on precision diagnostics signed a contract with Knightscope for security services that include a K5 Autonomous Security Robot (ASR) and Knightscope+, a service staffed with former law enforcement and military personnel that provides monitoring, threat assessment and escalation of alerts received from the ASR. Biotech companies have long been a target for cyber criminals trying to steal sensitive information and burglars looking for an easy score on laptops, computers and other raw materials that could cause a massive disruption to operations. Knightscope is excited to be a part of securing those that are working to improve the health and wellness of all.



Huntington Park Police Chief Speaks on Knightscope

Last updated on August 17, 2021

The City of Huntington Park voted unanimously in favor of extending its existing contract with Knightscope to continue patrolling a popular park in Los Angeles County for an additional two years. Watch Police Chief Cosme Lozano addressing the City Council on the benefits of Knightscope's technologies.



Knightscope Deploys another K5 in Southern California

Last updated on August 12, 2021

Some corporate campuses are investing in their security programs even while allowing employees to work from home. Not everyone takes advantage of the option for a variety of reasons, but maintaining a safe environment and protecting corporate assets is still essential. By leveraging Knightscope's technologies, this company will provide a contact and contagion-free way to deliver important safety messages and maintain 24/7 security patrols (security robots are, after all, immune) in anticipation of a workforce that either returns to the office or continues to work remotely.



Huntington Park Police Extends Autonomous Robot Contract 2 Years

Last updated on August 11, 2021

By a unanimous 5 to 0 vote, the City Council of the City of Huntington Park has approved the renewal of the Knightscope Autonomous Security Robot contract for an additional two-year term. Minutes from the City Council meeting are publicly available here. Huntington Park reported a significant positive impact on crime as previously shared on our Crime Page, which contributed to the support for renewal. "The K5 robot is having a positive impact on crime and nuisance activity at Salt Lake Park, which is reducing the instances of police activity at the park," both the city manager, Ricardo Reyes, and the chief of police, Cosme Lozano, wrote to local lawmakers last year.


KNIGHTSCOPE
SECURITY

K5 to Secure Mixed-Use Development Deep in the Heart of Texas

Last updated on August 6, 2021

Another contract has been signed in the Dallas/Fort Worth Metroplex. Mixed use developments are a growing trend in high demand these days because they create "walkable communities" that deliver convenient living, dining, shopping and entertainment experiences. Criminologists, however, warn that mixed uses and high residential density generate more contact between potential offenders and potential victims and thus require a greater degree of planning when determining physical security needs. The Knightscope K5 will provide highly conspicuous, eye-level surveillance in and between three parking structures to aid in deterring and reducing crime in the surrounding area 24/7/365.



New Contract with Another Financial Institution

Last updated on August 5, 2021

Large financial institutions, independent banks and credit unions all recognize that physical security is necessary to not only safeguard assets but also protect customers and employees. According to the American Bankers Association, in spite of the pandemic driving traffic towards more digital banking channels, consumers still want and need to be able to visit local branches and trust that they will be safe. By employing an Autonomous Security Robot, one California credit union aims to heighten its physical security profile, engage its members and improve brand awareness by promoting the use of such an advanced technology.



Growth Through Expansion

Last updated on July 27, 2021

The measure of a well served Knightscope client is when the client subscribes to our services, reaps the benefits of the value offered, and then renews their contract year over year. The GREATEST measure, however, is when that same client expands the scope of their contract to increase the coverage being provided. And another Knightscope client has done just that — for the second time!

A well-known telecommunications equipment company that already had two Autonomous Security Robots (ASRs) patrolling two of their properties, one at each location, just signed up for a second robot at one of those properties giving them three robots overall. Knightscope's K5s have successfully deterred vagrant encroachment and crime with their existing two deployments, and the third robot will enhance the security presence at one of the locations as a more prominent force multiplier.


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Another Client "Stores" K5 at California Facility

Last updated on July 22, 2021

Knightscope deployed a K5 Autonomous Security Robot at another California storage facility. Nowadays, more and more people turn to renting some kind of self storage space, either when moving or for commercial purposes. Unfortunately, thieves and vandals often see self storage facilities as an easy target, so self storage owners look to innovation in order to improve onsite security of those

facilities and protect the precious items kept on their premises. Knightscope is proud to have been the chosen technology to elevate this property's security profile!



Knightscope Signs First Residential High-Rise!

Last updated on July 20, 2021

We have a new client contract in Houston, Texas, at our first luxury high-rise condominium. Condominiums have unique sets of needs when it comes to safety. Not only are there people constantly coming and going due to the high number of occupants, but there is also a higher number of entry points and common areas. Therefore, it is critical that building managers and HOAs deliver effective security strategies. This two-robot subscription agreement includes K5 outdoor and K1 stationary Autonomous Security Robots to help protect the parking garage and main entry of the building.


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First Deployment in Oregon!

Last updated on July 15, 2021

The big news in Salem 106 years ago was that more than 40,000 people were able to see the Liberty Bell on July 15, 1915, during its trip to the Panama-Pacific International Exposition in San Francisco. Today, Knightscope has deployed a self-driving #securityrobot from the Bay Area to a popular Salem shopping center to help protect the freedom that the famed Bell represents. Like other shopping centers, retailers are looking for innovative ways to ensure safety and security, and the K5 Autonomous Security Robot is a valuable resource to their programs.



First South Carolina Contract!

Last updated on July 13, 2021

Knightscope has signed a new client at an apartment complex in South Carolina, which will be our first deployment in the state. Historically, apartment complexes have often been targeted by thieves looking for an easy score – be it an unsecured vehicle or an item left behind in plain sight.

Multi-resident communities present criminals with a lot of opportunities in a small space. Some residents feel a false sense of security when parking their vehicles in such communities because of the number of people coming/going at all hours of the day. Unfortunately, most of the residents don't know each other, which makes it difficult to identify the intentions of anyone seen in the area – good or bad.

Knightscope's K5 Autonomous Security Robot (ASR) will be tasked with protecting one property to help curb criminal mischief, vehicle break-ins and trespassers in the area. We are so excited to lend another watchful eye to the South!


KNIGHTSCOPE

Knightscope Hires General Counsel

Last updated on July 8, 2021

To round out the well-seasoned Management team at Knightscope, the Company has recruited Peter M Weinberg as General Counsel. Mr. Weinberg brings 30 years of diverse corporate counsel experience to our efforts to better secure our country, spanning from startups to well-established companies, private and public.

You can read more about Peter and our seasoned and experienced leaders at www.knightscope.com/management and our distinguished advisors at www.knightscope.com/advisors.

Onward!


Clifford
SECURITY

LAS VEGAS DEJA VU!

Last updated on June 29, 2021

Another K5 Autonomous Security Robot in process of being deployed in Las Vegas! "Clifford" will be patrolling a gated community tirelessly protecting his new neighbors – and, yes, 24/7 in the summer desert heat! The success of Knightscope's deployment in Liberty Village (also in Las Vegas) prompted another property management company to investigate the capabilities and effectiveness for their own neighborhood, which will augment their existing security program.

Who's next?! It could be you if you book a private demo with one of our experienced account executives at www.knightscope.com/demo today!


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Knightscope K5 Featured in Marvel Studios Disney+ LOKI series

Last updated on June 18, 2021

The cat is finally out of the bag – Knightscope was featured in Episode 2 of the Marvel Studios Disney+ LOKI series! After over a year of keeping our mouths stapled, glued and taped shut (because something like this is so exciting!), "The Variant" aired recently with our K5 Autonomous Security Robot appearing three different times protecting the Multiverse. Autographs anyone?


KNIGHTSCOPE
SECURITY

"Knightscope - party of FIVE!" Feasting at the Buffet of Casinos

Last updated on June 8, 2021

Guess what, folks?! Surprise – another casino contract! This time a family of five Autonomous Security Robots (ASRs), four K1s and one K5, will be heading to a luxury resort in northern California to help protect guests and patrons in this first phase of a planned two-phase deployment.

Knightscope is proud that the resort and casino industry has embraced this exciting and 'game changing' (pun intended) technology to elevate the security profile and guest experience.
Now, where is the dessert buffet table? Robots can celebrate, too, you know!


KNIGHTSCOPE
KNIGHTSCOPE

Imua Knightscope Ohana! (Onward Knightscope Family!) - Our first sale in Hawaii!

Last updated on June 1, 2021

Within moments of the announcement of our most recent sale to a financial institution in Hawaii, everyone at Knightscope all of a sudden became an expert deployment technician! Clearly the excitement of adding our 6th U.S. Time Zone has had a positive effect on us all.

The FBI reported over 2,400 financial institution robberies in 2019, and they have become a common target among vagrants who are panhandling, seeking shelter and/or breaking into vehicles. The lack of safety discourages customers from using certain branches causing some banks to close locations due to the lack of traffic. Knightscope will be deploying 2 (TWO) K5 Autonomous Security Robots in Honolulu on the Hawaiian Island of O'ahu to help preserve the peace and keep customers safe 24/7/365.



Washington, D.C. Client!

Last updated on May 24, 2021

Knightscope is thrilled to announce a new contract in our Capitol City of Washington DC. According to a recent article in the Washington Post, Mayor Muriel E. Bowser and acting D.C. police chief Robert J. Contee III announced an initiative to curb the violence in certain "hot spots" as we head into the Summer.

An unnamed property management company will be working closely with the Metropolitan Police Department and Knightscope to help clean up its property in one such area where assaults, murders and robberies far exceed the national average. The client further indicated that they plan to subscribe to another K5 for a sister-property when the first K5 proves itself to be effective. Request a demo.


GRAND THEATRE
GSR
GRAND

It's in the Cards.

Last updated on May 13, 2021

Making our way through the gaming industry one robot at a time. Apparently, all of the California casinos with Knightscope Autonomous Security Robots are making an impression on the neighboring states. An indoor deployment is now underway in Reno, NV, with the K5's smaller sibling, the K3. The K3 is ideally suiting for interior spaces where foot traffic, furnishings and, in this case, slot machines call for a smaller footprint to navigate. Our friendly security robot will enhance the guest experience while keeping watch over their safety. Request a demo.


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Another Phoenix Deployment

Last updated on May 11, 2021

Aaaaand we're back! Immediately following a deployment at a popular Phoenix shopping mall, we are back again deploying this stunningly dressed K5 at a twin-tower high rise in downtown Phoenix. We will be helping to protect tenants and guests at a location situated near popular attractions such as the Convention Center, Talking Stick Arena, Chase Field, college campuses, dining, hotels, entertainment and more. Request a demo.



Are You Going Public?!

Last updated on May 22, 2021

That's still our plan! Recent interest in Knightscope has been quite strong. We are now backed by over 28,000 investors and 4 major corporations and have raised over $90 million since we started back in 2013 to build our crime-fighting technology from scratch. Our long-term mission is to make the United States of America the safest country in the world – and with your continued support, we will reimagine public safety, together, at a time when our Nation needs it most. Read More.


POLICE

A Letter to Our Investors

Last updated on May 3, 2021

OUR MISSION

Our goal seemed more than outlandish when we started Knightscope over 8 years ago, but now with the support of over 28,000 investors, over 1 million hours of operation under our belts, and numerous crime-fighting wins proving the technology to be effective, we have a strong foundation to achieve our mission. Read More.

Knightscope Investor Relations

Need to speak to a human? Our live answer hours at (650) 679-7626 are Monday through Friday 5am – 9pm as well as Saturdays and Sundays 6am – 6pm Pacific Time. Contact us.

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The Future Is Here.
Your Safety is 24/7/365

Annual Yield
N/A

Minimum Investment
$500

Indicate Interest

Details Description Documents

Offering Category
Testing the Waters

Offering Type
Reg A+ & NASDAQ Listing

Offering Industry
Technology

Sector
Advanced Physical Security

Yield
N/A

Exit Strategy/Liquidity
The Company intends to list on NASDAQ under the symbol "KSCP" on closing of the Offering expected 4Q 2021

Security Type
Common Stock

Offering Price
$10.00

Offering Amount (Max)
$40,000,000

Minimum Investment
$500

This page may include "forward-looking statements." To the extent that the information presented in this presentation discusses financial projections, information, or expectations about Knightscope Inc.'s business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "should," "may," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although Knightscope Inc. believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Knightscope Inc. does not undertake any duty to update any forward-looking statements except as may be required by law.

The Company is "Testing the Waters" under Regulation A under the Securities Act of 1933. The Company is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. The preliminary offering circular that is part of the offering statement is available at https://www.sec.gov/Archives/edgar/data/1600983/000110465921126374/tm2129412d1_partiiandiii.htm The information in that offering statement will be more complete than the information the Company is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof. No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. The securities offered using Regulation A are highly speculative and involve significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. The Common Stock will not be listed on any national securities exchange. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. Knightscope, Inc. intends to list its securities on a national exchange and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

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Cambria Capital, LLC. dba My IPO Member FINRA | SIPC
Check the background of this firm on FINRA's BrokerCheck

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. INVESTMENTS LISTED ON MY IPO MAY BE SPECULATIVE, ILLIQUID, AND/OR INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT.

My IPO is the online offering platform division of Cambria Capital, LLC. Cambria Capital, LLC dba My IPO is a registered Broker/Dealer and member FINRA/SIPC. All securities are only offered by Cambria Capital, LLC doing business as My IPO.

Any securities offered on this website have not been recommended or approved by any federal or state securities commission or regulatory authority.

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The Company is "Testing the Waters" under Regulation A under the Securities Act of 1933. The Company is not under any obligation to make an offering under Regulation A. No money or other consideration is being solicited in connection with the information provided, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A has been qualified pursuant to Regulation A of the Securities Act of 1933, as amended, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. The information in that offering statement will be more complete than the information the Company is providing now, and could differ materially. You must read the documents filed. No offer to sell the securities or solicitation of an offer to buy the securities is being made in any state where such offer or sale is not permitted under the "blue sky" or securities laws thereof. No offering is being made to individual investors in any state unless and until the offering has been registered in that state or an exemption from registration exists therein. The securities offered using Regulation A are highly speculative and involve significant risks. The investment is suitable only for persons who can afford to lose their entire investment. Furthermore, investors must understand that such investment could be illiquid for an indefinite period of time. The Common Stock will not be listed on any national securities exchange. No public market currently exists for the securities, and if a public market develops following the offering, it may not continue. Knightscope Inc. intends to list its securities on a national exchange and doing so entails significant ongoing corporate obligations including but not limited to disclosure, filing and notification requirements, as well compliance with applicable continued quantitative and qualitative listing standards.

Submit